REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (the “Agreement”) is made and entered into as of this 22nd day of October, 2012 (the “Effective Date”), by and among the HMBL Trust (“HMBL); William Lavenia (“Lavenia”); and SLP-DZ-NTZ, LLC (“SLP”) (collectively the “Shareholders”) and, FONU2 INC., a Nevada corporation (the “Company”).

RECITALS:

A.

HMBL currently is the record shareholder of 2,630,000 shares of common stock of the Company (the “HMBL Stock”);

B.

Lavenia currently is the record shareholder of 3,082,736 shares of common stock of the Company (the “Lavenia Stock”)

C.

SLP is currently the record shareholder of 2,630,000 shares of common stock of the Company (the “SLP Stock”) (collectively with the HMBL Stock and the Lavenia Stock, the “Stock”);

D.

In recent months, the Company has sought the obtain the equity or debt financing that will be necessary to complete the development of its FONU2 product and bring it to market, but potential investors have been deterred from investing due to the large number of issued and outstanding shares of the Company’s common stock.; and

E.

The Shareholders have expressed their willingness to retire the Stock in order to increase the Company’s ability to obtain the necessary financing and will benefit the Company’s stockholders, including Mr. Lavenia with respect to the Lavenia Stock that is not purchased hereunder.

NOW, THEREFORE, in consideration of the foregoing statements and the mutual promises made in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Shareholders and the Company, (herein sometimes collectively called the "Parties") agree as follows:

ARTICLE 1

REDEMPTION OF SHARES

1.01

Transfer of Shares to the Company. In consideration of One Dollar ($1.00), and the Company’s release of all claims against the Shareholders as provided in Paragraph 1.03 below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders hereby assign, transfer and deliver to the Company, all of the SLP Stock, all of the HMBL Stock and 2,847,236 shares of the Lavenia Stock, for a total of Eight Million One Hundred Two Thousand Seven hundred Thirty Six (8,102,736) shares of Company common stock (collectively the “Redeemed Shares”).  The Redeemed Shares will be fully-paid and non-assessable and free and clear of all liens, charges or encumbrances except as set forth herein.

1.02

Conveyance of Title.  The conveyance of title to the Redeemed Shares will be effected by the delivery to the Company, no later than three business days after the date hereof, of stock powers properly endorsed by each of the Shareholders and signature guaranteed for transfer of the Redeemed Shares to Company.

1.03

Company Release. Except for actions arising from the breach of this Agreement, the Company for and on behalf of itself, its agents, legal representatives, affiliates, successors, assigns, predecessors, executors, heirs, affiliate corporations, officers, agents, directors, investors, members, shareholders, employees and for any partnerships, corporations, sole proprietorships or entities affiliated with, related to, owned, or controlled by them (collectively the “Releasors”),  hereby release the Shareholders, MR Trust (“MR”) and MR BLSD, LLC (“BLSD”) and their respective predecessors, successors, executors, heirs, affiliate corporations, and for any partnerships, corporations, sole proprietorships or entities affiliated with, related to, owned, or controlled by the Shareholders, MR and BLSD (collectively the Releasees”) of and from any and all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, arrangements, promises, obligations, representations, warranties, further obligation of payments, claims, counterclaims, actions or causes of action, indemnification, demands, damages, judgments, expenses, liabilities, attorney’s fees and legal costs, whether based on a tort, contract or other theory of recovery, whether in law or in any kind or character,  whether known or unknown, whether absolute, fixed or contingent, whether in law, in equity, that the Releasors ever had, now have or hereafter can, shall or may have, by reason of or arising out of any matter existing as of the date hereof, it being the clear intent of Releasors to forever discharge and  release any and all claims and counterclaims that are brought or could have been brought against the Releasees and that exist as of the date of this Agreement.  Releasors shall not solicit, encourage, assist, or incite the initiation by any other person or entity of any claims or demands against the Releasees  from the beginning of the world to the date of this Agreement. This release constitutes full and final release of all matters whatsoever and that such release is intended to and does embrace not only all known and anticipated damages and injury but also all unknown and unanticipated damages and injury that may later develop or be discovered, including all effects and consequences thereof.

1.04

Cancellation of Redeemed Shares.  Promptly upon its receipt of executed stock powers in accordance with Paragraph 1.02 above, the Company shall instruct its transfer agent to cancel the Redeemed Shares on the books and records of the Company.

ARTICLE 2

REPRESENTATIONS & WARRANTIES

2.01

Representations and Warranties of the Parties.  The Company hereby represents and warrants to the Shareholders and each of the Shareholders hereby represents and warrants to the Company, as of the Effective Date, that this Agreement constitutes a validly authorized and binding obligation of such Party enforceable in accordance with its terms, and such Party does not require the consent of any third party to enter into this Agreement.

2.02

Representations and Warranties of the Shareholders.  Each of the Shareholders represents and warrants to the Company that:  (i) he/it has valid title to his/its Redeemed Shares; (ii) has full authority to transfer title thereto; (iii) there are no liens, encumbrances or other restrictions on his/its ability to transfer full title to such Redeemed Shares; (iv) he/it has had full opportunity to review the Company’s periodic reports and other filings made with the Securities and Exchange Commission; and (v)  to the extent necessary, he/it  has retained, at his/its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the redemption of the Redeemed Shares hereunder.

 ARTICLE 3

TAXES

3.01

Cooperation on Tax Matters.

(a)

The Company and the Shareholders shall furnish or cause to be furnished to each other, upon request, in a timely manner, such information (including access to books and records) and assistance relating to the Company as is reasonably necessary for the filing of any tax return, for the preparation of any audit, and for the prosecution or defense of any proceeding relating to any proposed adjustment.

(b)

The Company and the Shareholders will cooperate with each other in the conduct of any audit or other proceedings involving the Company for any tax purpose.

ARTICLE 4

MISCELLANEOUS

4.01

Survival of Representations and Warranties.  The representations and warranties obligations made herein shall survive the closing of this transaction.

4.02

Successors and Assigns.  The parties hereto may not assign, sell, delegate, or otherwise transfer their rights and duties hereunder.  This Agreement will be binding upon and insure to the benefit of their heirs, executors, administrators, and successors.

4.03

Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all prior agreements and understandings, both written and oral, among them relating to the subject matter hereof, except as otherwise specifically provided herein.

4.04

Governing Law.  The rights and obligations of the parties hereunder and the interpretation of this Agreement will be governed by the laws of the State of Florida.

4.05

Waivers.  Waiver of the benefit of any provision hereof must be in writing to be effective.  The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision or any subsequent breach of the same or different provision.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or other obligations contained herein.

4.06

Confidentiality.  Except to the extent necessary to comply with applicable securities laws, rules and regulations, including the Company’s obligation to file with the Securities and Exchange Commission a Current Report on Form 8-K with respect to this Agreement or to enforce a party’s rights hereunder or as otherwise contemplated herein, the parties hereto will maintain the confidentiality of the terms of this Agreement and the transactions contemplated hereunder.

4.07

Enforceability.  The invalidity or unenforceability of any provision or clause hereof, or any exhibit or agreement attached hereto, will in no way affect the validity or enforceability of any other clause or provision hereof.

4.08

Further Assurances.  The parties hereto agree to promptly lend to the others their full cooperation and assistance, to sign all papers and documents, and to perform all other acts necessary to the accomplishment of the terms, conditions and goals of this Agreement.

4.09

Attorneys’ Fees.  The prevailing party in any litigation brought to interpret or enforce the terms and provisions of this Agreement shall be entitled to recovery from the non-prevailing party its costs of litigation; including without limitation, reasonable attorneys' fees.

4.10

Taxes.  The Company shall pay all sales, transfer, documentary stamp and other similar taxes resulting from the transaction contemplated by this Agreement.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

MR TRUST

HMBL TRUST

By: /s/_________________________

By: /s/_________________________

MR BLSD, LLC

WILLIAM LAVENIA

By: /s/________________________

/s/William Lavenia_______________

Its: __________________________

SLP-DZ-NTZ, LLC

FONU2 Inc.

By: /s/________________________

By: /s/Robert B. Lees____________

Its: ________________________

Its: CFO